Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 13, 2014, Digital Turbine, Inc., a Delaware corporation (“Digital Turbine”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Appia, Inc., a Delaware corporation (“Appia”), and DTM Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Digital Turbine (“Merger Sub”), pursuant to which Digital Turbine acquired Appia (the “merger”) on the terms and subject to the conditions set forth in the merger agreement. The transactions contemplated by the merger agreement were consummated on March 6, 2015 (the “closing date”).

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Digital Turbine and Appia, giving effect to the merger as if it had been consummated on December 31, 2014. The Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 2014, and for the year ended March 31, 2014, combine the historical consolidated statements of operations of Digital Turbine and Appia, giving effect to the merger as if it had been consummated on April 1, 2013, the beginning of the earliest period presented. Digital Turbine and Appia have different fiscal year ends, with the most recent annual period of Digital Turbine ended on March 31, 2014, and the most recent annual period of Appia ended on December 31, 2014. As such, amounts related to the historical operations of Appia have been adjusted to align the period over which those operations occurred with the periods presented by adding the necessary quarterly results to match Digital Turbine’s fiscal reporting periods. In addition, certain line items of the balance sheet and income statements were combined or reclassified in order to make the information comparable.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations, with Digital Turbine considered as the accounting acquirer and Appia as the accounting acquiree. Accordingly, consideration given by Digital Turbine to complete the merger with Appia will be allocated to assets and liabilities of Appia based on their estimated fair values as of the completion date of the merger. As of the date of this Current Report on Form 8-K , Digital Turbine has not completed the Closing Statement presenting Appia’s Working Capital and Net Debt as of the closing date and the final Adjustment Amount, each as defined in the merger agreement. Accordingly, the consideration is subject to adjustment upon finalization of the Closing Statement. Additionally, Digital Turbine has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Appia assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it identified all of the adjustments necessary to conform Appia’s accounting policies to Digital Turbine’s accounting policies. A final determination of the fair value of Appia assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Appia that existed as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the Unaudited Pro Forma Combined Financial Statements presented below. Digital Turbine estimated the fair value of Appia’s assets and liabilities based on discussions with Appia management, preliminary valuation studies, due diligence and information presented in public filings. Upon completion of the final valuation studies, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that such finalization will not result in material changes. There are no pro forma tax adjustments as both Digital Turbine and Appia have historically incurred losses and have an effective US tax rate of 0%. The actual effective tax rate after the merger may differ from this rate.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the accompanying notes thereto, (2) the unaudited interim consolidated financial statements of Digital Turbine contained in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2014 filed with the Securities and Exchange Commission (“SEC”) on February 13, 2015, (3) the audited consolidated financial statements of Digital Turbine contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 30, 2014 , , and (4) the audited consolidated balance sheets of Appia as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income (loss), shareholders’ equity, and cash flows for each of the two fiscal years in the period ended December 31, 2014, which are included in this Current Report on Form 8-K . The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Digital Turbine would have been if the merger had occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including planning costs or any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the merger, except to the extent that such integration costs have been incurred during the periods presented. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements (excluding the balance sheet) do not include costs directly attributable to the transaction or professional fees incurred by Digital Turbine or Appia pursuant to provisions contained in the merger agreement as those costs are not considered part of the purchase price.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2014

(In thousands)

	Historical Digital Turbine	Historical Appia	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$

ASSETS
Current assets
Cash and cash equivalents	11,384	1,174	(3,836)	(a)	8,722
Restricted cash	200	-			200
Accounts receivable, net	5,545	7,983	(526)	(b)	13,002
Deposits	96	-			96
Prepaid expenses and other current assets	366	141			507
Total current assets	17,591	9,298	(4,362)		22,528
Property and equipment, net	414	2,128	3,115	(c)	5,657
Other long-term assets	-	5	(5)	(f)	-
Deferred tax assets	28	-			28
Intangible assets, net	8,004	-	8,000	(d)	16,004
Goodwill	7,309	-	73,798	(e)	81,107
TOTAL ASSETS	33,346	11,431	80,545		125,322
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	3,756	1,735	(567)	(a)	4,924
Accrued license fees and revenue share	3,902	3,807	(526)	(b)	7,183
Accrued compensation	1,883	435			2,318
Current portion of long term debt	-	2,600			2,600
Deferred tax liabilities	28	-			28
Other current liabilities	2,111	1,404	(1,404)	(a)	2,111
Total currrent liabilities	11,680	9,981	(2,497)		19,164
Long term and convertible debt, net of discount	-	7,394	756	(f)	7,206
			(944)	(i)
Other long-term liabilities	-	3,452	(3,452)	(g)	-
Total liabilities	11,680	20,827	(6,137)		26,370
Redeemable convertible preferred stock	-	40,163	(40,163)	(g)	-
Stockholders’ equity:
Preferred stock	100	3	(3)	(g)	100
Common stock	7	3	(3)	(g)	9
			2	(h)
Additional paid-in capital	197,330	-	76,341	(h)	274,615
			944	(i)
Treasury Stock	(71)	-			(71)
Accumulated other comprehensive loss	(97)	31	(31)	(g)	(97)
Accumulated deficit	(175,603)	(49,596)	49,596	(g)	(175,603)
Total stockholders’ equity	21,666	(49,559)	126,846		98,953
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	33,346	11,431	80,545		125,322

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note: Figures may not foot due to rounding.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2014

(In thousands, except per-share amounts)

	Historical Digital Turbine	Historical Appia	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$

Net revenues	$24,404	$49,129			$73,533
Cost of revenues
License fees and revenue share	14,789	36,080			50,869
Other direct cost of revenues	1,769	-			1,769
Total cost of revenues	16,558	36,080	-		52,638
Gross profit	7,846	13,049	-		20,895
Operating expenses
Product development	7,869	4,016	1,038	(l)	12,923
Sales and marketing	1,915	1,871			3,786
General and administrative	13,432	6,547			19,979
Amortization of intangible assets			3,917	(m)	3,917
Impairment of intangible assets	154	-			154
Total operating expenses	23,370	12,434	4,955		40,759
Loss from operations	(15,524)	615	(4,955)		(19,864)
Interest and other income / (expense)
Interest income / (expense)	(1,407)	(1,003)	(328)	(o)	(2,738)
Foreign exchange transaction gain / (loss)	33	-			33
Change in fair value of warrant derivative liabilities gain / (loss)	(811)	(85)	85	(n)	(811)
Loss on extinguishment of debt	(442)	-			(442)
Gain / (loss) on settlement of debt	74	-			74
Gain/ (loss) on disposal of fixed assets	-	-			-
Gain on change on valuation of long term contingent liability	603	-			603
Other income	-	-			-
Interest and other expense	(1,950)	(1,088)	(243)		(3,281)
Loss from operations before income taxes	(17,474)	(473)	(5,198)		(23,145)
Income tax provision / (benefit)	(272)	-			(272)
Net loss from continuing operations, net of taxes	$(17,202)	$(473)	$(5,198)		$(22,873)

Basic and diluted net loss per common share from continuing operations	$(0.63)				$(0.49)
Weighted average common shares outstanding, basic and diluted	27,478		19,207		46,685

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note: Figures may not foot due to rounding.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended December 31, 2014

(In thousands, except per-share amounts)

	Historical Digital Turbine	Historical Appia	Pro Forma Adjustments		Pro Forma Combined
	US$	US$	US$	Footnote	US$

Net revenues	$18,023	$25,167	$(1,328)	(j)	$41,862
Cost of revenues
License fees and revenue share	11,720	20,131	(1,328)	(j)	30,523
Other direct cost of revenues	1,102	-			1,102
Total cost of revenues	12,822	20,131	(1,328)		31,625
Gross profit	5,201	5,036	-		10,237
Operating expenses
Product development	5,832	3,133	779	(l)	9,744
Sales and marketing	1,989	2,499			4,488
General and administrative	12,094	4,322	(2,079)	(k)	14,337
Amortization of intangible assets	-	-	2,938	(m)	2,938
Total operating expenses	19,915	9,954	1,637		31,506
Loss from operations	(14,714)	(4,918)	(1,637)		(21,269)
Interest and other income / (expense)
Interest income / (expense)	(122)	(1,291)	(209)	(o)	(1,862)
			(240)	(p)
Foreign exchange transaction gain / (loss)	32	-			32
Change in fair value of warrant derivative liabilities gain / (loss)	-	(2,344)	2,344	(n)	-
Loss on extinguishment of debt	-	-			-
Gain / (loss) on settlement of debt	(9)	-			(9)
Gain/ (loss) on disposal of fixed assets	2	-			2
Gain on change on valuation of long term contingent liability	-	-			-
Other income (expense)	(13)	-			(13)
Interest and other expense	(110)	(3,635)	1,895		(1,850)
Loss from operations before income taxes	(14,825)	(8,553)	258		(23,119)
Income tax provision / (benefit)	469	176			645
Net loss from continuing operations, net of taxes	$(15,294)	$(8,729)	$258		$(23,764)

Basic and diluted net loss per common share from continuing operations	$(0.41)				$(0.42)
Weighted average common shares outstanding, basic and diluted	37,576		19,207		56,783

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note: Figures may not foot due to rounding.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

On November 13, 2014, Digital Turbine and Appia announced that they had entered into an Agreement and Plan of Merger pursuant to which Digital Turbine will issue shares of its common stock in exchange for all of Appia’s outstanding common and preferred stock and warrants. The number of shares to be issued by Digital Turbine is subject to adjustment based on Appia’s working capital and net indebtedness as of the closing date of the merger. Based on Appia’s working capital and net indebtedness as of December 31, 2014, Digital Turbine would issue approximately 19,207,000 shares of common stock. The value of Digital Turbine’s common stock used to estimate the purchase price was $3.94 per share, the closing price on March 6, 2015. Additionally, Appia’s equity awards outstanding at the closing date will be assumed by Digital Turbine and converted into equity awards for Digital Turbine common stock. Vested equity awards held by Appia’s employees and service providers are considered part of the purchase price; accordingly, the estimated purchase price includes an estimated fair value of equity awards to be issued by Digital Turbine of approximately $666 thousand.

The total purchase price of the transaction is estimated as follows (in thousands):

Fair value of Digital Turbine common shares	$75,677
Fair value of Digital Turbine options issued in exchange for Appia options	666
Assumption of Appia net debt	9,576
Total estimated purchase price	$85,919

Under the acquisition method of accounting, the total estimated purchase price as shown in the table above is allocated to the Appia net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. The estimated purchase price has been allocated based on estimates taking into account various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the estimated purchase price discussed below is preliminary because the purchase price remains subject to adjustment and the valuation analysis has not yet been completed. The final allocation of the purchase price will be based on the fair values of Appia’s assets and liabilities as of the closing of the merger. The preliminary allocation of the estimated purchase price is as follows (in thousands):

Current assets	$8,124
Property and equipment, excluding developed technology	243
Developed technology	5,000
Advertiser relationships	5,000
Publisher relationships	2,500
Trade name and trademarks	500
Goodwill	73,798
Current liabilities	(9,246)
Total estimated purchase price	$85,919

Upon completion of the fair value assessment after the merger, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

2.	Adjustment of Appia Financial Statements

Digital Turbine and Appia have different fiscal year ends, with the most recent annual period of Digital Turbine ended on March 31, 2014, and the most recent annual period of Appia ended on December 31, 2014. As such, amounts related to the historical operations of Appia have been adjusted to align the period over which those operations occurred with the periods presented by (i) adding the results for the quarter ended March 31, 2014 to, and deducting the results for the quarter ended March 31, 2013 from, the results for the fiscal year ended December 31, 2013, and (ii) deducting the results for the quarter ended March 31, 2014 from the results for the year ended December 31, 2014.

3.	Pro Forma Adjustments

Certain reclassifications have been made to conform Appia’s historical reported balances to Digital Turbine’s financial statement basis of presentation.

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

Pro Forma Balance Sheet Adjustments:

(a)	Cash. Adjustment to cash reflects payment of certain Appia liabilities due upon closing, including accrued interest and prepayment fees, and transaction costs.

(b)	Intercompany balances. Adjustment to accounts receivable and accrued license fees reflects the elimination of intercompany balances between Digital Turbine and Appia.

(c)	Property and Equipment. Adjustment reflects the portion of the preliminary purchase price allocation relating to the excess of the fair value of developed technology over the historical balance of capitalized software costs, net of amortization.

(d)	Intangible assets. Adjustment reflects the portion of the preliminary purchase price allocation relating to identified intangible assets, including advertiser and publisher relationships and trade names.

(e)	Goodwill. Adjustment reflects the portion of the preliminary purchase price allocation relating to goodwill.

(f)	Long-term debt. Adjustment eliminates the remaining unamortized discount on Appia’s debt, and eliminates historical debt issuance costs. Appia’s debt is summarized as follows (in thousands):

	Historical	Pro Forma
	US$	US$
Bank debt - current portion	$2,600	$2,600

Bank debt - noncurrent portion	300	300
Subordinated debt	8,000	8,000
Less discount	(756)	(944)
Subtotal - noncurrent	7,544	7,356
Total debt	$10,144	$9,956

(g)	Appia stockholders’ equity, redeemable convertible preferred stock and warrant liability. Adjustment eliminates all of Appia’s historical equity balances, preferred stock, and warrant liabilities which will be exchanged for Digital Turbine common stock.

(h)	Equity interests issued to holders of Appia equity interests. Adjustment reflects the issuance of approximately 19,207,000 shares of Digital Turbine common stock to the holders of Appia’s equity, redeemable convertible preferred stock and warrant liability and approximately 195,000 Digital Turbine options issued in exchange for vested Appia options. Unvested equity awards, consisting of approximately 99,000 Digital Turbine options and approximately 78,000 restricted shares of Digital Turbine common stock, are excluded from the calculation of the purchase price.

(i)	Common stock and warrant issued to lender. Adjustment reflects the issuance of 200,000 shares of Digital Turbine common stock to the holder of Appia’s subordinated debt. The holder will also receive a warrant to acquire 400,000 additional shares of Digital Turbine common stock, exercisable only if the subordinated note is not repaid in full within twelve months of the closing of the merger. The estimated fair value of the warrant is $156 thousand.

Pro Forma Statements of Operations Adjustments:

(j)	Intercompany transactions. Adjustment to revenues and cost of revenues eliminates transactions between Digital Turbine and Appia.

(k)	Transaction-related costs. Adjustment to eliminate professional fees and other direct costs incurred by Digital Turbine and Appia related to the merger.

(l)	Amortization of technology. Adjustment to amortize the excess of the fair value of developed technology over the historical balance of capitalized software costs, based on an estimated useful life of 3 years.

(m)	Amortization of intangible assets. Adjustment to record the estimated amortization expense on identified intangible assets recorded as part of the purchase price allocation. The adjustment is based on estimated useful lives of 2 years for advertiser and publisher relationships and 3 years for trade names and trademarks.

(n)	Other expenses. Adjustment to eliminate historical expense relating to changes in the fair value of the warrant liability.

(o)	Interest expense. Adjustment to eliminate historical amortization of debt discount and debt issuance costs, and record amortization of the new discount relating to the common shares and warrant to be issued to the holder of Appia’s subordinated debt.

(p)	Interest expense. Adjustment to record additional interest expense on Appia’s subordinated debt due to the increase in the contractual interest rate from 10% to 14% following the first anniversary of the closing of the merger.